EXHIBIT 4.31
SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY STATE ACTS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.

THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

To the Board of Directors	Dated as of
Baywood International, Inc.	December ____, 2005
14950 North 83rd Place, Suite 1
Scottsdale, Arizona  85260

Ladies and Gentlemen:

1.  Subscription and Payment.  The undersigned hereby subscribes for and agrees to accept the issuance of the number of shares of Series H Preferred Stock (the “Shares”) of Baywood International, Inc., a Nevada corporation (the “Company”), at the price of $1.00 per Share or an aggregate purchase price as set forth on the signature page hereof (“Purchase Price”).  Additionally, if the subscription agreement is accepted by the Company, the undersigned will receive a three-year warrant entitling the undersigned to purchase up to that number of shares of the Company’s common stock that is equal to the number of such shares of common stock that could be purchased under the following graduated exercise price schedule and equal to 50% of the Purchase Price:

•	25% of warrant shares at exercise price of $0.02
•	25% of warrant shares at exercise price of $0.04
•	25% of warrant shares at exercise price of $0.08
•	25% of warrant shares at exercise price of $0.12

For example, if the undersigned subscribes for $200,000 of Shares, the undersigned would receive 200,000 Shares and a warrant entitling the undersigned to purchase 1,250,000 shares of common stock at an exercise price of $0.02 per share (50% x $200,000 x 25% / $0.02), 625,000 shares of common stock at $0.04 per share (50% x $200,000 x 25% / $0.04), 312,500 shares of common stock at $0.08 per share (50% x $200,000 x 25% / $0.08) and 208,333 shares of common stock at $0.12 per share (50% x $200,000 x 25% / $0.12).

The common stock underlying the warrants would be redeemable in tranches for $0.01 per share of common stock by the Company at the Company’s discretion if the Company’s common stock as listed on the OTCBB or another national exchange has a closing price equal to 300% of the then-current exercise price for 30 consecutive trading days for that particular tranche of the common shares underlying the warrant.  Using the same example above, if the Company’s closing price on the OTCBB was $0.12 for 30 consecutive trading days, the Company would be entitled, if not previously exercised, to redeem 50% of the total common shares underlying the warrant (i.e., the 25% at $0.02 exercise price tranche and the 25% at $0.04 exercise price tranche) for a total redemption price of $18,750 (1,250,000 + 625,000 x $0.01).

The undersigned is delivering, with this subscription agreement, payment for the Shares by check payable to “Baywood International, Inc.” or by wire transfer payable against delivery of the certificate representing the Shares.  The undersigned understands and agrees that the Company has the right to accept or reject this subscription, in whole or in part, and this subscription shall be deemed accepted only when signed by a representative of the Company.  The undersigned agrees that the Company need not accept subscriptions in the order received.  If the Company learns after the undersigned has been admitted as a stockholder of the Company that the undersigned has misrepresented any information in any of the documents the undersigned submitted to the Company in connection with this subscription, then in addition to other rights available to the Company, the Company will have the right to acquire the undersigned’s Shares for a price equal to the undersigned’s subscription payment.

2.  Cancellation of Subscription Agreement.  The undersigned has no right to cancel, revoke or withdraw this subscription, except as may be provided under applicable securities laws.

3.  Conditions.  This offer is made subject to the condition that the Shares, when issued, will be validly issued, fully paid, and non-assessable and that the Company is duly organized, validly existing, and in good standing under the laws of Nevada.

4.  Representations, Warranties, Covenants, and Acknowledgements.  To induce the Company to accept this subscription and to issue the Shares to the undersigned and knowing that the Company is relying upon the truth and accuracy of the following in issuing the Shares and establishing compliance with applicable federal, provincial and state securities laws, the undersigned hereby represents, warrants, covenants, and acknowledges to the Company that:

(A)           The undersigned has full power and capacity to execute, deliver, and perform under this subscription agreement.  This subscription agreement is the legal and binding obligation of and is enforceable against the undersigned in accordance with its terms.  The execution and delivery of this subscription agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any agreement or other instrument of any description to which the undersigned is a party or by which the undersigned is bound, or any judgment, decree, order or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

(B)           The undersigned understands and has been advised by the Company that the business activities of the Company and an investment in the Company is speculative and subject to substantial risks, including the risks set forth in the Company’s Securities and Exchange Commission (“SEC”) filings, including, without limitation, the Company’s Form 10-KSB dated May 12, 2005 and Form 10-QSB dated November 21, 2005 (the “SEC Filings”) and there can be no guaranty of the amount of or type of profit or loss to be realized, if any, as a result in an investment in the shares.

(C)           The undersigned has been given access to full and complete information regarding the Company and has utilized such access to the undersigned’s satisfaction for the purpose of obtaining such information regarding the Company as the undersigned has reasonably requested.  In particular, the undersigned has received and thoroughly read and evaluated the (i) Company’s SEC Filings, including the exhibits thereto, and (ii) has been given reasonable opportunity to review such documents as the undersigned has requested and to ask questions of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares and the business and affairs of the Company and to obtain any additional information concerning the Company’s business to the extent reasonably available so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

(D)           The undersigned represents that they have consulted with a qualified attorney, tax advisor, or accountant or have elected not to do so, and understands the income tax aspects of its investment in the Shares.  The undersigned, in determining to purchase the Shares, and if the undersigned consulted the undersigned’s legal counsel, tax advisor, accountants or other advisors (i) has been encouraged and has had the opportunity to rely upon the advice of the undersigned’s legal counsel, accountants, tax advisor and other advisors with respect to the purchase of the Shares, and (ii) has relied solely upon the advice of the undersigned’s legal counsel, accountants, tax advisors or other financial advisors with respect to the financial, tax, and other considerations relating to the purchase of the Shares.  The undersigned acknowledges that neither the Company nor anyone on behalf of the Company has made any representations to the undersigned regarding the tax consequences of an investment in the Shares.

(E)           The undersigned and his, her, or its personal advisors have received from the Company all requested documents, records, and books pertaining to the investment in the Shares so as to enable them to evaluate the merits and risks of this investment.  The undersigned understands and acknowledges that all documents were prepared by the Company and that no independent legal counsel, accountant, or financial advisor has passed upon or assumed any responsibility for the accuracy, completeness or fairness of information provided to the undersigned and no independent legal counsel, accountant, or financial advisor has independently verified or investigated in any way the accuracy, completeness or fairness of such information.

(F)           The undersigned was not offered or sold the Shares, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to (i) any advertisement, article, notice, or other communication published in a newspaper, magazine, or similar medium of communication or broadcast over television or radio; or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(G)           The undersigned (i) can bear the economic risk of the purchase of the Shares, including the total loss of the undersigned’s investment; (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Shares, or the undersigned is being advised by others (acknowledged by the undersigned as being the “Purchaser Representative(s)” of the undersigned) such that they and the undersigned together are capable of making such evaluation; and (iii) understands the non-liquid nature of an investment in the Shares.  The undersigned acknowledges and understands that the Shares are a speculative investment that involves a high degree of risk and there can be no guarantee of the amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Shares.

(H)           The undersigned is presently a bona fide resident of the state listed below and has no present intention of becoming a resident of any other state or jurisdiction, and the address and Social Security Number or Employer Identification Number set forth below are the undersigned’s true and correct residential or business address and Social Security Number or Employer Identification Number.

(I)           The undersigned (i) if an individual, is at least 21 years of age; (ii) if an individual, is a resident of the United States; (iii) has adequate means of providing for the undersigned’s current needs and personal contingencies; (iv) has no need for liquidity in the undersigned’s investments; (v) maintains the undersigned’s principle residence or business at the address shown below; (vi) warrants that all investments in and commitments to non-liquid investments are, and after the undersigned’s purchase of the Shares will be, reasonable in relation to the undersigned’s net worth and current needs; and (vii) warrants that any financial information that is provided herewith by the undersigned, or is subsequently submitted by the undersigned at the request of the Company, does or will accurately reflect the undersigned’s financial condition with respect to which the undersigned does not anticipate any material adverse change.

(J)           The undersigned acknowledges that the Company, based upon representations made by the undersigned, is relying on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and afforded by applicable state statutes and regulations.

(K)           The undersigned certifies that he, she or it is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.  At the option of the Company, the undersigned agrees to complete and deliver to the Company evidence in order to enable the Company to verify the undersigned’s status as an accredited investor under the Securities Act.

(L)           The undersigned understands that the Shares have not been and will not be registered under the Securities Act or the securities laws of any state and are subject to substantial restrictions on transfer.

(M)   The undersigned acknowledges and agrees that the Shares are being acquired for the undersigned’s own account without a view to public distribution, transfer, resale, or assignment and that the undersigned has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of the Shares or any portion thereof to any other person.

(N)           The undersigned (i) agrees that the undersigned will not sell or otherwise transfer or dispose of the Shares or any portion thereof unless such Shares are registered under the Securities Act and any applicable state securities laws or the undersigned obtains an opinion of counsel that is satisfactory to the Company that such Shares may be sold in reliance on an exemption from such registration requirements, and (ii) understands that the certificate(s) evidencing the Shares, if any, will be endorsed with a legend to that effect.

(O)           The undersigned understands that (i) the Company has no obligation or intention to register the Shares for resale or transfer under the Securities Act or any state securities laws, or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of any such laws; and (ii) the undersigned therefore may be precluded from selling or otherwise transferring or disposing of the Shares for an indefinite period of time or at any particular time.

(P)           The undersigned understands that, except upon certain limited circumstances, the restrictions on the sale, transfer, and disposition of the Shares will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to the Shares including, without limitation, any other shares or securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

(Q)           The undersigned understands that no federal or state agency, including the SEC or the securities commission or authorities of any other state, has approved or disapproved the Shares, passed upon or endorsed the merits of the offering, or made any finding or determination as to the fairness of the Shares for investment.

(R)           The undersigned is not subject to back-up withholding provisions of Section 3406(a)(1) of the Internal Revenue Code.

(S)           If subject to the Employee Retirement Income Security Act (“ERISA”), the undersigned is aware of and has taken into consideration the diversification requirements of Section 404(a)(3) of ERISA in determining to purchase the Shares and the undersigned has concluded that the purchase of the Shares is prudent.

(T)           The undersigned represents, warrants and agrees that, if the undersigned is acquiring the Shares in a fiduciary capacity, (i) these representations, warranties, agreements, acknowledgments, and understandings shall be deemed to have been made on behalf of the person or persons for whose benefit such Shares are being acquired, (ii) the name of such person or persons is indicated below under the subscriber’s name, and (iii) such further information as the Company deems appropriate shall be furnished regarding such person or persons.

(U)           Neither the Company nor any person representing or acting on behalf of the Company, or purportedly representing or acting on behalf of the Company, has made any representations, warranties, agreements or statements other than those contained herein that influenced or affected the undersigned’s decision to purchase the Shares, nor has the undersigned relied on any representations, warranties, agreements or statements in the belief that they were made on behalf of any of the forgoing, nor has the undersigned relied on the absence of any such representations, warranties, agreements or statements in reaching the decision to purchase the Shares.

(V)           The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the delivery of payment for the Shares.  The undersigned understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the suitability of the undersigned to acquire Shares.  The undersigned agrees promptly to notify the Company of any changes to any of the foregoing.

(W)           The undersigned acknowledges that the Company has the unconditional right to accept or reject this subscription and that (i) if Company accepts this subscription, the funds received by the Company will be deposited into an ordinary checking account of the Company and not an escrow account and may become commingled with other funds of the Company and the Company has the unconditional right to apply the proceeds thereof in any manner, and (ii) if the Company rejects this subscription or if the offering is terminated or withdrawn prior to acceptance of this subscription, the funds deposited by the undersigned will be refunded promptly without interest.

5. Covenants and Indemnity.

(A)           The foregoing representations and warranties, together with all other representations and warranties made or given by the undersigned to the Company in connection with the transactions contemplated hereby, shall be true and correct in all respects on the date of closing of the purchase hereunder as if made on such date and shall survive such date.

(B)           The undersigned agrees to indemnify and hold harmless the Company from and against any loss, damage or liability due to or arising out of a breach of any of the representations and warranties set forth in Section 4 of this subscription agreement.

6.  Miscellaneous.

(A)           This subscription agreement will be deemed to have been executed and delivered in, and will be governed by and construed in accordance with, the internal laws of the State of Arizona, notwithstanding any Arizona or other conflicts-of-law provisions to the contrary.  The undersigned acknowledges and agrees that any action or proceeding of any kind against the undersigned arising out of or by reason of this subscription may be brought in any federal or state court of competent jurisdiction located in the State of Arizona, and hereby irrevocably consents to the jurisdiction of any such court.

(B)           This subscription agreement and the rights, powers and duties set forth herein will be binding upon the undersigned, the undersigned’s heirs, estate, legal representatives, successors, and permitted assigns and will inure to the benefit of the Company, its successors and assigns.

(C)           If any provision of this subscription agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed inoperative to the extent that it may conflict therewith and will be deemed modified to conform with such statute or rule of law, but such provision will not affect the validity or enforceability of any other provision hereof.

(D)           This subscription agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

(E)           This subscription agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, understandings or arrangements between the parties, whether written or oral, with respect to the subject matter hereof and there are no representations, warranties, covenants or other agreements except as stated or referred to herein with regard to its subject matter.

7.  Right of First Offer.  In the event the Company issues equity securities, the undersigned will be permitted to participate in such issuance in order to maintain the undersigned’s fully-diluted percentage interest immediately prior to the offering.  This right will not apply to equity issuances to employees or consultants for compensatory purposes pursuant to a plan or agreement approved by the board of directors or for issuances in connection with strategic partnerships or any issuance that is not intended for capital raising purposes.

8. Registration Rights.  The Company will use its best efforts to register, within a reasonable time following the closing of the sale of the Shares to all parties, the shares of common stock underlying the Shares and the warrant for resale with the Securities and Exchange Commission using a registration statement on Form SB-2 or a then-applicable form that the Company is eligible to use provided that such efforts do not subject the Company to federal or state securities law violations.

BAYWOOD INTERNATIONAL, INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, intending to irrevocably bind the undersigned and the personal representatives, successors, and assigns of the undersigned and to be bound by this, the undersigned is executing this document on December ____, 2005.

The undersigned subscribes to purchase ____________ shares of Series H Preferred Stock, $1.00 par value per share, of the Company, in consideration for an aggregate purchase price of $_____________.

Name(s) in which Shares are to be registered:
Check One:

☐	Individual ownership
☐	Corporation, Partnership, or Limited Liability Company
☐	Trust
☐	Other (describe)

Each Co-Subscriber (other than a spouse) must complete and sign a separate Agreement.

If the subscriber has a United States Social Security Number or a United States Employer Identification Number, please list the applicable number for each such Subscriber: _______________________________

Country of Residence or Principal Place of Business:

Residence or Principal Place of Business Address:

PRINT name of individual who, or entity that, is subscribing.	Signature

Title (if fiduciary, etc.)

PRINT name of Co-Subscriber if the Shares are to be held as joint tenants, community property, or tenants in common.	Signature of Co-Subscriber

Title (if fiduciary, etc.)

_____	(Please Initial)
By signing above and initialing to the left, the subscriber (and any co-subscriber) represents and warrants to the Company that they have read, understood and acknowledged the risks and uncertainties involved in an investment in the Shares as described and set forth in the Company’s SEC Filings.

_____	(Please Initial)
By signing above and initialing to the left, the subscriber (and any co-subscriber) represents and warrants to the Company that they have read and understood the Company’s Certificate of Incorporation and the Company’s Bylaws attached as exhibits to the Company’s SEC Filings.

ACCEPTED ON __________________ ___, 200___.
BAYWOOD INTERNATIONAL, INC.
By:
Name:
Title: